EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-65348 on Forms S-8 and S-16 relating to the Orion Capital Corporation 1976 and 1979 Stock Option Plans, No. 2-80636 on Form S-8 relating to the Orion Capital Corporation 1982 Long-Term Performance Incentive Plan, No. 2-63344 on Form S-8 relating to the Orion Capital Corporation Employees' Stock Savings and Retirement Plan and No. 33-59847 on Form S-8 of our report dated February 21, 1996, appearing in this Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1995.


Deloitte & Touche LLP


Hartford, Connecticut
March 15, 1996






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1995 of our reports dated February 20, 1996, appearing in the Annual Report on Form 10-K of Guaranty National Corporation for the year ended December 31, 1995.


Deloitte & Touche LLP


Denver, Colorado
March 15, 1996